Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Financial Highlights" and “Other Information” in the Prospectuses and "Counsel and Independent Registered Public Accounting Firm" and “Financial Statements” in the Statements of Additional Information in Post-Effective Amendment No. 2,513 and Amendment No. 2,517 to the Registration Statement (Form N-1A, No. 333-123257 and No. 811-10325) of VanEck Vectors ETF Trust and to the incorporation by reference of our reports dated February 24, 2017 on Africa Index ETF, Agribusiness ETF, Brazil Small-Cap ETF, ChinaAMC CSI 300 ETF, ChinaAMC SME-ChiNext ETF, Coal ETF, Egypt Index ETF, Global Alternative Energy ETF, Gold Miners ETF, India Small-Cap Index ETF, Indonesia Index ETF, Israel ETF, Junior Gold Miners ETF, Natural Resources ETF, Oil Refiners ETF, Oil Services ETF, Poland ETF, Rare Earth/Strategic Metals ETF, Russia ETF, Russia Small-Cap ETF, Solar Energy ETF, Steel ETF, Unconventional Oil & Gas ETF, Uranium+Nuclear Energy ETF and Vietnam ETF (twenty five of the investment funds constituting the VanEck Vectors ETF Trust) included in the Annual Report to Shareholders for the fiscal year ended December 31, 2016.

/s/ Ernst & Young

New York, New York

April 28, 2017